Exhibit 99.1
Kraton Corporation Announces Second Quarter 2020 Results
HOUSTON, July 29, 2020 /PRNewswire/ -- Kraton Corporation (NYSE: KRA), a leading global sustainable producer of  specialty polymers and high-value biobased products derived from pine wood pulping co-products, announces financial results for the quarter ended June 30, 2020.

SECOND QUARTER 2020 SUMMARY
▪Strong Adjusted EBITDA result despite weaker demand environment associated with COVID-19.
▪Second quarter consolidated net loss of $7.1 million, compared to consolidated net income of $43.4 million in the second quarter of 2019.
▪Second quarter consolidated Adjusted EBITDA(1) of $69.5 million, down 31.9% compared to the second quarter of 2019.
▪Polymer segment operating income of $16.8 million, down 52.1% compared to the second quarter of 2019, and Adjusted EBITDA(1) of $53.8 million, down 10.5% compared to $60.2 million in the second quarter of 2019.
▪Excluding the Cariflex business, which was sold in early 2020, Adjusted EBITDA up 17.7% compared to the second quarter of 2019.
▪Chemical segment operating loss of $3.9 million, down 118.6% compared to the second quarter of 2019, and Adjusted EBITDA(1) of $15.7 million, down 62.5% compared to $41.9 million in the second quarter of 2019.
▪Decrease reflects lower sales volume due to market conditions and the impact of COVID-19, and lower average sales prices in the Crude Sulfate Turpentine chain, and to a lesser extent, for Tall Oil Rosin upgrades.
▪Strong liquidity position at quarter end with $137.4 million in cash and $208.4 million of borrowing availability under the $250 million ABL Facility.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(In thousands, except percentages and per share amounts)
Revenue	$355,679	$495,280	$782,948	$951,691
Polymer segment operating income	$16,762	$34,979	$34,687	$44,229
Chemical segment operating income (loss)	$(3,931)	$21,189	$6,385	$47,074
Consolidated net income (loss)	$(7,081)	$43,398	$201,939	$57,010
Adjusted EBITDA (non-GAAP)(1)	$69,536	$102,060	$147,415	$191,492
Adjusted EBITDA margin (non-GAAP)(2)(3)	19.6%	20.6%	18.8%	20.1%
Diluted earnings (loss) per share	$(0.25)	$1.28	$6.20	$1.67
Adjusted diluted earnings per share (non-GAAP)(1)	$0.30	$1.58	$0.57	$2.46
__________________________________________________
(1)See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.
(2)Defined as Adjusted EBITDA as a percentage of revenue.
(3)For the three and six months ended June 30, 2020, Adjusted EBITDA margin excluding the Isoprene Rubber Supply Agreement (“IRSA”) entered into in connection with the sale of our Cariflex business would be 18.9% and 18.3%, respectively. For the six months ended June 30, 2019, Adjusted EBITDA margin adjusted for lost revenues from Hurricane Michael would be 19.9%.
“As the global impact of COVID-19 intensified in the second quarter, Kraton continued to prioritize the health and safety of employees, customers, stakeholders and the communities in which we operate. During the quarter, our manufacturing sites and labs maintained normal operations under expanded safety protocols, with the majority of our employees continuing to work remotely,” said Kevin M. Fogarty, Kraton’s President and Chief Executive Officer. “While the progression of COVID-19 adversely affected demand in many end markets, Kraton again delivered strong financial results with Adjusted EBITDA of $69.5 million, a testament to the resiliency of our broad market diversification and sustainability of our business model. During the second quarter we continued to see stable demand in many end markets including medical, personal care, adhesives and infrastructure,” said Fogarty.
"While the current market environment creates significant uncertainty for the balance of the year, Kraton’s long-term operating and strategic objectives remain unchanged and we remain optimistic about our long-term prospects. We will continue to execute on development of our innovation pipeline to drive organic growth and position Kraton for the future. Recently introduced innovations include our REvolutionTM family of biobased, low-color Rosin Ester formulations in our Chemical segment, and our CirKular+TM family of polymers designed to address compatibilization challenges for plastic waste streams and facilitate recyclability and expansion of the circular economy, demonstrating our commitment to sustainability,” said Fogarty. “With respect to capital allocation, debt reduction remains a primary focus, and we continue to maintain flexibility and rigor around capital spending. In addition, we continue to drive operational improvements throughout the company and remain on track to deliver $20 million of run rate cost savings by year-end.”
Polymer segment Adjusted EBITDA for the second quarter of 2020 was $53.8 million, down $6.3 million or 10.5% compared to the second quarter of 2019. Excluding the operating results for the Cariflex business that was sold in early 2020, Adjusted EBITDA for the second quarter of 2020 would have been up 17.7% compared to the second quarter of 2019. Second quarter 2020 results for the Polymer segment reflect continued stability in margins and higher sales volume, compared to the second quarter of 2019. Sales volume for Performance Products was up 6.7% compared to the second quarter of 2019 on higher sales into paving and roofing applications and stronger sales of SIS into adhesive applications. Specialty Polymer sales volume decreased 14.7% due to lower sales into lubricant additive applications and the impact of current market conditions, including COVID-19, on sales into consumer durables, oilfield, and automotive applications, partially offset by higher sales into medical applications.
Second quarter 2020 Adjusted EBITDA for the Chemical segment was $15.7 million, down $26.2 million or 62.5% compared to the second quarter of 2019. The decrease in Adjusted EBITDA is associated with lower sales volume reflecting current market conditions and the adverse impact of COVID-19, lower average selling prices in our Crude Sulfate Turpentine chain, and to a lesser extent, lower pricing for Tall Oil Rosin upgrades, partially offset by lower raw material costs and lower fixed costs, primarily due to timing. Sales volume for Performance Chemicals was down 18.9% on lower sales into oilfield applications and fuel additives, as well as the impact of COVID-19 on other end markets. Sales volume in Adhesives was down 7.9%, largely due to lower sales into road marking applications. Sales volume for Tires was down 39.5%, reflecting lower global automobile sales and the disruption in tire production associated with COVID-19.

Polymer Segment

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(In thousands, except percentages)
Performance Products	$118,339	$143,181	$237,099	$281,273
Specialty Polymers	76,305	103,487	154,222	185,497
Cariflex(1)	—	51,009	36,930	91,876
Isoprene Rubber(1)	8,744	—	15,603	—
Other	464	184	378	270
Polymer Segment Revenue	$203,852	$297,861	$444,232	$558,916

Operating income	$16,762	$34,979	$34,687	$44,229
Operating income margin	8.2%	11.7%	7.8%	7.9%
Adjusted EBITDA (non-GAAP)(1)(2)	$53,845	$60,178	$105,014	$108,331
Adjusted EBITDA margin (non-GAAP)(3)(4)	26.4%	20.2%	23.6%	19.4%
__________________________________________________
(1)Our Cariflex revenue includes sales through March 6, 2020. We continued to sell Isoprene Rubber to Daelim under an IRSA. Sales under the IRSA are transacted at cost. Included in Adjusted EBITDA is the amortization of non-cash deferred income of $3.9 million and $7.2 million for the three and six months ended June 30, 2020, respectively, which represents revenue deferred until the products are sold under the IRSA.
(2)See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.
(3)Defined as Adjusted EBITDA as a percentage of revenue.
(4)For the three and six months ended June 30, 2020, Adjusted EBITDA margin excluding the IRSA would be 25.6% and 22.8%, respectively.
Q2 2020 VERSUS Q2 2019 RESULTS
Revenue for the Polymer segment was $203.9 million for the three months ended June 30, 2020 compared to $297.9 million for the three months ended June 30, 2019. The decrease was driven by the divestiture of our Cariflex business in March 2020, lower average sales prices resulting from lower raw material costs, partially offset by higher sales volumes in our Performance Products product line.

Polymer Segment Volume % Change	Three Months Ended June 30, 2020
Performance Products	6.7%
Specialty Polymers	(14.7)%
Isoprene Rubber	—%
Subtotal	2.5%
Cariflex	(100.0)%
Total	(5.9)%
Sales volumes of 75.5 kilotons for the three months ended June 30, 2020 declined 5.9% compared to the three months ended June 30, 2019, largely due to the aforementioned divestiture of our Cariflex business. Performance Products sales volumes increased 6.7% due to stronger paving and roofing demand with improved weather conditions and stronger sales of SIS into adhesives. Specialty Polymers sales volumes decreased 14.7% primarily from lower purchases by a significant lubricant additives customer and weaker market fundamentals, including COVID-19, which negatively impacted sales into consumer durables and oilfield applications, primarily in North America, and global automotive applications. These declines were partially offset by sales into medical and other compound applications. The IRSA provided $8.7 million of sales revenue for the three months ended June 30, 2020. The negative effect from changes in currency exchange rates between the periods was $3.3 million.
For the three months ended June 30, 2020, the Polymer segment generated Adjusted EBITDA (non-GAAP) of $53.8 million compared to $60.2 million for the three months ended June 30, 2019. The decline in Adjusted EBITDA was largely due to the divestiture of our Cariflex business. However, on a comparative basis, excluding the operating results of our Cariflex business, Adjusted EBITDA (non-GAAP) would have been approximately $8.0 million higher. The higher pro-forma Adjusted EBITDA (non-GAAP) is driven by the factors described above. The positive effect from changes in currency exchange rates between the periods was $1.3 million. See a reconciliation of GAAP operating income to non-GAAP Adjusted EBITDA below.

Chemical Segment

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(In thousands, except percentages)
Adhesives	$60,993	$68,818	$125,888	$134,394
Performance Chemicals	84,848	115,646	195,590	232,399
Tires	5,986	12,955	17,238	25,982
Chemical Segment Revenue	$151,827	$197,419	$338,716	$392,775

Operating income	$(3,931)	$21,189	$6,385	$47,074
Operating income margin	(2.6)%	10.7%	1.9%	12.0%
Adjusted EBITDA (non-GAAP)(1)(2)	$15,691	$41,882	$42,401	$83,161
Adjusted EBITDA margin (non-GAAP)(2)(3)	10.3%	21.2%	12.5%	21.2%
__________________________________________________
(1)See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.
(2)Defined as Adjusted EBITDA as a percentage of revenue.
(3)For the six months ended June 30, 2019, Adjusted EBITDA margin adjusted for lost revenues from Hurricane Michael would be 20.7%.
Q2 2020 VERSUS Q2 2019 RESULTS
Revenue for the Chemical segment was $151.8 million for the three months ended June 30, 2020 compared to $197.4 million for the three months ended June 30, 2019. The decrease in revenue was attributable to lower average sales prices in terpene refinery upgrades and rosin esters driven by a decrease in gum turpentine price and excess hydrocarbon supply compared to 2019 levels, combined with lower sales volumes in TOFA refined products and TOR upgrade products as a result of COVID-19, primarily in North America.

Chemical Segment Volume % Change	Three Months Ended June 30, 2020
Adhesives	(7.9)%
Performance chemical	(18.9)%
Tires(1)	(39.5)%
Total	(16.1)%
 ____________________________________________________
(1)Tires volumes are less than 5% of total Chemical segment volumes.
Sales volumes were 87.1 kilotons for the three months ended June 30, 2020, a decrease of 16.7 kilotons or 16.1%, due to market fundamentals, including the decline in oilfield demand, and the impacts of COVID-19, primarily in North America, largely within applications such as tires, automotive, and road markings, and timing of purchases by significant customers. The negative effect from changes in currency exchange rates between the periods was $1.4 million.
For the three months ended June 30, 2020, the Chemical segment generated $15.7 million of Adjusted EBITDA (non-GAAP) compared to $41.9 million for the three months ended June 30, 2019. The decrease in Adjusted EBITDA was primarily driven by lower sales volumes and sales prices as a result of market fundamentals and the impacts from COVID-19, primarily in North America. The positive effect from changes in currency exchange rates between the periods was $0.1 million. See a reconciliation of GAAP operating income to non-GAAP Adjusted EBITDA below.

CASH FLOW AND CAPITAL STRUCTURE
During the six months ended June 30, 2020, we reduced Kraton indebtedness by approximately $369.7 million, and consolidated net debt excluding the effect of foreign currency (non-GAAP) by $474.1 million. Further, we had approximately $346.0 million of available liquidity, comprised of $137.4 million of cash on hand and a borrowing base of $208.4 million largely undrawn on our ABL facility as of June 30, 2020.
On March 6, 2020, we completed the sale of our Cariflex business to Daelim for gross proceeds of $530.0 million, adjusted for incremental working capital of $5.8 million, less contractual capital contributions of $25.3 million. The transaction is subject to a customary post-closing working capital adjustment and a contractual capital contribution post-closing adjustment. Upon closing, we recognized a gain of $175.2 million, and as part of the consideration received, entered into the multi-year IRSA with Daelim. As the IRSA product sales are at cost, we deferred approximately $180.6 million of revenue, of which $158.2 million and $22.4 million are recorded within deferred income and other payables and accruals, respectively, on the condensed consolidated balance sheet. The deferred income will be amortized into revenue as a non-cash transaction when the products are sold. In accordance with the IRSA, we will supply Isoprene Rubber to Daelim for a period of five years, with an optional extension for an additional five years.
We used the $510.5 million net proceeds from the transaction principally for repayment of the full outstanding balance of $290.0 million under the U.S. dollar denominated tranche (the “USD Tranche”) of the Company's senior secured term loan facility (the “Term Loan Facility”) and repayment in the amount of €75.0 million, or approximately $84.7 million, of borrowings under the Euro dollar denominated tranche (the “Euro Tranche”) of the Term Loan Facility. We intend to use the remaining proceeds in accordance with the terms of the Term Loan Facility to make additional repayments of debt, invest in strategic assets of the Company, and/or pay transaction costs.
Summary of principal amounts for indebtedness and a reconciliation of Kraton debt to consolidated net debt (non-GAAP) and consolidated net debt excluding the effect of foreign currency (non-GAAP):

	June 30, 2020	December 31, 2019
	(In thousands)
Kraton debt	$926,679	$1,288,277
KFPC(1)(2) loans	94,273	102,385
Consolidated debt	1,020,952	1,390,662

Kraton cash	132,935	24,631
KFPC(1) cash	4,430	10,402
Consolidated cash	137,365	35,033

Consolidated net debt	$883,587	$1,355,629

Effect of foreign currency on consolidated net debt	(2,071)
Consolidated net debt excluding effect of foreign currency	$881,516
__________________________________________________
(1)Kraton Formosa Polymers Corporation (“KFPC”) joint venture, located in Mailiao, Taiwan, which we own a 50% stake in and consolidate within our financial statements.
(2)KFPC executed revolving credit facilities to provide funding for working capital requirements and/or general corporate purposes. These are in addition to the 5.5 billion NTD KFPC Loan Agreement.
OUTLOOK
During the second quarter of 2020 the progression of COVID-19 had an adverse impact on market demand in various end markets, particularly in North America, and the outlook for the second half of 2020 remains uncertain. For the second half of 2020, we expect that weaker demand related to COVID-19, and other factors including lower planned plant operating rates, the timing of turnarounds and maintenance activities as well as the absence of the first half 2020 Cariflex contribution prior to the first quarter 2020 sale, will have an adverse impact on our financial results, compared to the first half of 2020.
USE OF NON-GAAP FINANCIAL MEASURES
This press release includes the use of both GAAP and non-GAAP financial measures. The non-GAAP financial measures used are EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Diluted Earnings (Loss) per Share, Consolidated Net Debt (including as adjusted to exclude the effect of foreign currency), Adjusted Gross Profit, and Adjusted Gross Profit Per

Ton. Tables included in this earnings release reconcile each of these non-GAAP financial measures with the most directly comparable U.S. GAAP financial measure. For additional information on the impact of the spread between FIFO and ECRC, see Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.
We consider these non-GAAP financial measures to be important supplemental measures of our performance and believe they are frequently used by investors, securities analysts, and other interested parties in the evaluation of our performance including period-to-period comparisons and/or that of other companies in our industry. Further, management uses these measures to evaluate operating performance, and our incentive compensation plan based incentive compensation payments on our Adjusted EBITDA performance and attainment of net debt reduction, along with other factors. These non-GAAP financial measures have limitations as analytical tools and in some cases can vary substantially from other measures of our performance. You should not consider them in isolation, or as a substitute for analysis of our results under U.S. GAAP in the United States.
EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin: For our consolidated results, EBITDA represents net income (loss) before interest, taxes, depreciation, and amortization. For each reporting segment, EBITDA represents operating income (loss) before depreciation and amortization, and earnings of unconsolidated joint ventures. Among other limitations EBITDA does not: reflect the significant interest expense on our debt or reflect the significant depreciation and amortization expense associated with our long-lived assets; and EBITDA included herein should not be used for purposes of assessing compliance or non-compliance with financial covenants under our debt agreements, which can vary from the terms used herein. The calculation of EBITDA in our debt agreements includes adjustments, such as extraordinary, non-recurring or one-time charges, proforma cost savings, certain non-cash items, turnaround costs, and other items included in the definition of EBITDA in the debt agreements. Other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure. As an analytical tool, Adjusted EBITDA is subject to all the limitations applicable to EBITDA. We prepare Adjusted EBITDA by eliminating from EBITDA the impact of a number of items we do not consider indicative of our on-going performance, including the spread between FIFO and ECRC, but you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, due to volatility in raw material prices, Adjusted EBITDA may, and often does, vary substantially from EBITDA and other performance measures, including net income calculated in accordance with U.S. GAAP. We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue (for each reporting segment or on a consolidated basis, if applicable). Because of these and other limitations, EBITDA and Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business.
Adjusted Gross Profit and Adjusted Gross Profit Per Ton: We define Adjusted Gross Profit Per Ton as Adjusted Gross Profit divided by total sales volume (for each reporting segment or on a consolidated basis, as applicable). We define Adjusted Gross Profit as gross profit excluding certain charges and expenses. Adjusted Gross Profit is limited because it often varies substantially from gross profit calculated in accordance with U.S. GAAP due to volatility in raw material prices.
Adjusted Diluted Earnings (Loss) Per Share: We prepare Adjusted Diluted Earnings (Loss) per Share by eliminating from Diluted Earnings (Loss) per Share the impact of a number of non-recurring items we do not consider indicative of our on-going performance, including the spread between FIFO and ECRC.
Consolidated Net Debt and Consolidated Net Debt excluding the effect of foreign currency: We define Consolidated Net Debt as total consolidated debt (including debt of KFPC) less consolidated cash and cash equivalents. Management uses Consolidated Net Debt to determine our outstanding debt obligations that would not readily be satisfied by its cash and cash equivalents on hand. Management believes that using Consolidated Net Debt is useful to investors in determining our leverage since we could choose to use cash and cash equivalents to retire debt. We also present Consolidated Net Debt, as adjusted for foreign exchange impact accounts for the foreign exchange effect on our foreign currency denominated debt agreements.
CONFERENCE CALL AND WEBCAST INFORMATION
Kraton has scheduled a conference call on Thursday, July 30, 2020 at 9:00 a.m. (Eastern Time) to discuss second quarter 2020 financial results. Kraton invites you to listen to the conference call, which will be broadcast live over the internet at www.kraton.com, by selecting the “Investor Relations” link at the top of the home page and then selecting “Events” from the Investor Relations menu on the Investor Relations page.
You may also listen to the conference call by telephone by contacting the conference call operator 5 to 10 minutes prior to the scheduled start time and asking for the Kraton Conference Call – Passcode: 8680118. U.S./Canada dial-in 800-857-6511. International dial-in #: 210-839-8886.
For those unable to listen to the live call, a replay will be available beginning at approximately 11:00 a.m. (Eastern Time) on July 30, 2020 through 1:59 a.m. (Eastern Time) on August 13, 2020. To hear a replay of the call over the Internet, access Kraton's Website at www.kraton.com by selecting the “Investor Relations” link at the top of the home page and then selecting

“Events” from the Investor Relations menu on the Investor Relations page. To hear a telephonic replay of the call, dial 888-562-6891 (toll free) or 203-369-3496 (toll).
ABOUT KRATON CORPORATION
Kraton Corporation (NYSE: KRA) is a leading global sustainable producer of  specialty polymers and high-value biobased products derived from pine wood pulping co-products. Kraton's polymers are used in a wide range of applications, including adhesives, coatings, consumer and personal care products, sealants and lubricants, and medical, packaging, automotive, paving and roofing applications. As the largest global provider in the pine chemicals industry, the company’s pine-based specialty products are sold into adhesives and tire markets, and it produces and sells a broad range of performance chemicals into markets that include fuel additives, oilfield chemicals, coatings, roads, construction, metalworking fluids and lubricants, inks, and mining. Kraton offers its products to a diverse customer base in numerous countries worldwide.
Kraton, the Kraton logo and design, REvolution and CirKular+ are all trademarks of Kraton Polymers LLC or its affiliates.

FORWARD LOOKING STATEMENTS
This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that reflect our plans, beliefs, expectations, and current views with respect to, among other things, future events and financial performance. Forward-looking statements are often characterized by the use of words such as “outlook,” “believes,” “target,” “estimates,” “expects,” “projects,” “may,” “intends,” “plans,” “on track” or “anticipates,” or by discussions of strategy, plans, or intentions. The statements in this press release that are not historical statements, including, but not limited to, statements regarding our expectations as to the continued impact of the COVID-19 pandemic (including governmental and regulatory actions) on demand for our products, on the economy and on our customers, suppliers, employees, business and results of operations (including full-year 2020 Adjusted EBITDA), our ability to execute our innovation pipeline and our plans for operation improvements, our expectations with respect to debt reduction, capital spending and run rate cost savings for 2020 and the information and the matters described under the caption “Outlook,” are forward-looking statements.
All forward-looking statements in this press release are made based on management’s current expectations and estimates, which involve known and unknown risks, uncertainties, assumptions and other important factors that could cause actual results to differ materially from those expressed in forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those expressed in forward-looking statements is contained in our most recently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in other filings made by us with the U.S. Securities and Exchange Commission (the “SEC”), and include, but are not limited to, risks related to: our ability to repay or re-finance indebtedness and risk associated with incurring additional indebtedness; our reliance on third parties for the provision of significant operating and other services; the impact of extraordinary events, including health epidemics or pandemics such as COVID-19 (including governmental and regulatory actions relating thereto), natural disasters and other weather conditions and terrorist attacks; conditions in the global economy and capital markets; fluctuations in raw material costs; limitations in the availability of raw materials; competition in our end-use markets; fluctuations in global tariffs and logistics costs; and other factors of which we are currently unaware or deem immaterial. Many of these risks and uncertainties are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the COVID-19 pandemic. To the extent any inconsistency or conflict exists between the information included in this press release and the information included in our prior reports and other filings with the SEC, the information contained in this press release updates and supersede such information. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and we assume no obligation to publicly update or revise such forward-looking statements in light of new information or future events.

KRATON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue	$355,679	$495,280	$782,948	$951,691
Cost of goods sold	262,635	366,078	570,704	715,487
Gross profit	93,044	129,202	212,244	236,204
Operating expenses:
Research and development	9,912	10,173	20,704	20,724
Selling, general, and administrative	38,402	38,457	87,460	79,351
Depreciation and amortization	31,342	31,904	62,515	63,426
Gain on insurance proceeds	—	(7,500)	—	(18,600)
Loss on disposal of fixed assets	557	—	493	—
Operating income	12,831	56,168	41,072	91,303
Other income (expense)	251	(417)	578	(676)
Disposition and exit of business activities	(25)	—	175,189	—
Gain (loss) on extinguishment of debt	(141)	—	(14,095)	210
Earnings of unconsolidated joint venture	128	140	229	261
Interest expense, net	(13,466)	(19,339)	(30,927)	(38,280)
Income (loss) before income taxes	(422)	36,552	172,046	52,818
Income tax benefit (expense)	(6,659)	6,846	29,893	4,192
Consolidated net income (loss)	(7,081)	43,398	201,939	57,010
Net income attributable to noncontrolling interest	(887)	(2,190)	(1,821)	(3,134)
Net income (loss) attributable to Kraton	$(7,968)	$41,208	$200,118	$53,876
Earnings (loss) per common share:
Basic	$(0.25)	$1.29	$6.29	$1.69
Diluted	$(0.25)	$1.28	$6.20	$1.67
Weighted average common shares outstanding:
Basic	31,782	31,692	31,698	31,663
Diluted	31,782	32,017	32,133	31,959

KRATON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)

	June 30, 2020	December 31, 2019
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$137,365	$35,033
Receivables, net of allowances of $471 and $434	167,843	169,603
Inventories of products, net	362,066	332,457
Inventories of materials and supplies, net	32,955	32,211
Prepaid expenses	18,977	6,991
Other current assets	14,497	22,385
Current assets held for sale	—	51,356
Total current assets	733,703	650,036
Property, plant, and equipment, less accumulated depreciation of $676,878 and $639,197	912,541	925,940
Goodwill	772,380	772,418
Intangible assets, less accumulated amortization of $307,142 and $285,819	307,414	325,877
Investment in unconsolidated joint venture	11,687	11,971
Deferred income taxes	72,609	8,863
Long-term operating lease assets, net	87,619	85,003
Other long-term assets	20,869	25,219
Long-term assets held for sale	—	27,058
Total assets	$2,918,822	$2,832,385
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$60,924	$53,139
Accounts payable-trade	151,400	168,541
Other payables and accruals	170,263	112,645
Due to related party	16,731	17,470
Current liabilities held for sale	—	14,849
Total current liabilities	399,318	366,644
Long-term debt, net of current portion	948,043	1,311,486
Deferred income taxes	121,961	125,240
Long-term operating lease liabilities	70,676	66,624
Deferred income	159,965	11,049
Other long-term liabilities	154,901	161,911
Long-term liabilities held for sale	—	3
Total liabilities	1,854,864	2,042,957

Equity:
Kraton stockholders' equity:
Preferred stock, $0.01 par value; 100,000 shares authorized; none issued	—	—
Common stock, $0.01 par value; 500,000 shares authorized; 31,862 shares issued and outstanding at June 30, 2020; 31,751 shares issued and outstanding at December 31, 2019	319	318
Additional paid in capital	394,865	392,208
Retained earnings	666,173	464,712
Accumulated other comprehensive loss	(37,947)	(105,795)
Total Kraton stockholders' equity	1,023,410	751,443
Noncontrolling interest	40,548	37,985
Total equity	1,063,958	789,428
Total liabilities and equity	$2,918,822	$2,832,385

KRATON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Six Months Ended June 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated net income	$201,939	$57,010
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	62,515	63,426
Lease amortization	12,428	11,315
Amortization of debt original issue discount	148	536
Amortization of debt issuance costs	1,724	2,310
Amortization of deferred income	(7,799)	—
Loss on disposal of property, plant, and equipment	108	—
(Gain) loss on extinguishment of debt	14,095	(210)
Earnings from unconsolidated joint venture, net of dividends received	279	183
Deferred income tax (benefit) provision	(66,441)	2,948
Release of uncertain tax positions	(3,316)	(13,457)
Gain on disposition and exit of business activities	(175,189)	—
Share-based compensation	4,745	5,499
Decrease (increase) in:
Accounts receivable	1,859	(64,657)
Inventories of products, materials, and supplies	(36,024)	(22,048)
Other assets	(4,366)	3,794
Increase (decrease) in:
Accounts payable-trade	(14,765)	13,491
Other payables and accruals	30,767	(13,470)
Other long-term liabilities	(2,824)	(6,744)
Due to related party	(888)	(3,968)
Net cash provided by operating activities	18,995	35,958
CASH FLOWS FROM INVESTING ACTIVITIES
Kraton purchase of property, plant, and equipment	(39,122)	(49,985)
KFPC purchase of property, plant, and equipment	(3,224)	(425)
Purchase of software and other intangibles	(3,456)	(4,821)
Cash proceeds from disposition and exit of business activities	510,500	—
Net cash provided by (used in) investing activities	464,698	(55,231)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from debt	77,000	40,250
Repayments of debt	(437,174)	(22,560)
KFPC proceeds from debt	49,967	14,600
KFPC repayments of debt	(59,769)	(26,400)
Capital lease payments	(88)	(83)
Purchase of treasury stock	(744)	(7,725)
Proceeds from the exercise of stock options	—	1,639
Settlement of interest rate swap	(1,295)	—
Debt issuance costs	(1,234)	—
Net cash used in financing activities	(373,337)	(279)
Effect of exchange rate differences on cash	(8,024)	(2,485)
Net increase (decrease) in cash and cash equivalents	102,332	(22,037)
Cash and cash equivalents, beginning of period	35,033	85,891
Cash and cash equivalents, end of period	$137,365	$63,854

KRATON CORPORATION
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KRATON AND OPERATING INCOME TO NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In thousands)

	Three Months Ended June 30, 2020			Three Months Ended June 30, 2019
	Polymer	Chemical	Total	Polymer	Chemical	Total
Net income (loss) attributable to Kraton			$(7,968)			$41,208
Net income attributable to noncontrolling interest			887			2,190
Consolidated net income (loss)			(7,081)			43,398
Add (deduct):
Income tax expense (benefit)			6,659			(6,846)
Interest expense, net			13,466			19,339
Earnings of unconsolidated joint venture			(128)			(140)
Gain (loss) on extinguishment of debt			141			—
Other income (expense)			(251)			417
Disposition and exit of business activities			25			—
Operating income	$16,762	$(3,931)	$12,831	$34,979	$21,189	$56,168
Add (deduct):
Depreciation and amortization	12,948	18,394	31,342	14,343	17,561	31,904
Disposition and exit of business activities	(25)	—	(25)	—	—	—
Other income (expense)	(16)	267	251	(618)	201	(417)
Gain (loss) on extinguishment of debt	(141)	—	(141)	—	—	—
Earnings of unconsolidated joint venture	128	—	128	140	—	140
EBITDA (a)	29,656	14,730	44,386	48,844	38,951	87,795
Add (deduct):
Transaction, acquisition related costs, restructuring, and other costs (b)	1,551	468	2,019	2,395	166	2,561
Disposition and exit of business activities	25	—	25	—	—	—
Loss on extinguishment of debt	141	—	141	—	—	—
Hurricane related costs (c)	—	—	—	—	6,944	6,944
Hurricane reimbursements (d)	—	—	—	—	(7,500)	(7,500)
Non-cash compensation expense	1,897	—	1,897	2,190	—	2,190
Spread between FIFO and ECRC	20,575	493	21,068	6,749	3,321	10,070
Adjusted EBITDA	$53,845	$15,691	$69,536	$60,178	$41,882	$102,060
__________________________________________________
(a)Included in EBITDA is a $7.5 million gain on insurance for the three months ended June 30, 2019, a reimbursement for a portion of the direct costs we have incurred to date related to Hurricane Michael.
Also included in EBITDA are Isoprene Rubber sales to Daelim under the IRSA. Sales under the IRSA are transacted at cost. Included in Adjusted EBITDA is the amortization of non-cash deferred income of $3.9 million for the three months ended June 30, 2020, which represents revenue deferred until the products are sold under the IRSA.
(b)Charges related to the evaluation of acquisition transactions, severance expenses, and other restructuring related charges.
(c)Incremental costs related to Hurricane Michael, which are recorded in cost of goods sold.
(d)Reimbursement of incremental costs related to Hurricane Michael, which is recorded in gain on insurance proceeds.

	Six Months Ended June 30, 2020			Six Months Ended June 30, 2019
	Polymer	Chemical	Total	Polymer	Chemical	Total
Net income attributable to Kraton			$200,118			$53,876
Net income attributable to noncontrolling interest			1,821			3,134
Consolidated net income			201,939			57,010
Add (deduct):
Income tax (benefit) expense			(29,893)			(4,192)
Interest expense, net			30,927			38,280
Earnings of unconsolidated joint venture			(229)			(261)
(Gain) loss on extinguishment of debt			14,095			(210)
Other (income) expense			(578)			676
Disposition and exit of business activities			(175,189)			—
Operating income	$34,687	$6,385	$41,072	$44,229	$47,074	$91,303
Add (deduct):
Depreciation and amortization	26,295	36,220	62,515	28,314	35,112	63,426
Disposition and exit of business activities	175,189	—	175,189	—	—	—
Other income (expense)	39	539	578	(1,045)	369	(676)
Gain (loss) on extinguishment of debt	(14,095)	—	(14,095)	210	—	210
Earnings of unconsolidated joint venture	229	—	229	261	—	261
EBITDA (a)	222,344	43,144	265,488	71,969	82,555	154,524
Add (deduct):
Transaction, acquisition related costs, restructuring, and other costs (b)	11,699	1,230	12,929	3,109	564	3,673
Disposition and exit of business activities	(175,189)	—	(175,189)	—	—	—
(Gain) loss on extinguishment of debt	14,095	—	14,095	(210)	—	(210)
Hurricane related costs (c)	—	—	—	—	12,805	12,805
Hurricane reimbursements (d)	—	—	—	—	(12,720)	(12,720)
Non-cash compensation expense	4,745	—	4,745	5,499	—	5,499
Spread between FIFO and ECRC	27,320	(1,973)	25,347	27,964	(43)	27,921
Adjusted EBITDA	$105,014	$42,401	$147,415	$108,331	$83,161	$191,492
__________________________________________________
(a)Included in EBITDA is an $18.6 million gain on insurance for the six months ended June 30, 2019, fully offsetting the lost margin in the first quarter of 2019, and reimbursement for a portion of the direct costs we have incurred to date related to Hurricane Michael.
Also included in EBITDA are Isoprene Rubber sales to Daelim under the IRSA. Sales under the IRSA are transacted at cost. Included in Adjusted EBITDA is the amortization of non-cash deferred income of $7.2 million for the six months ended June 30, 2020, which represents revenue deferred until the products are sold under the IRSA.
(b)Charges related to the evaluation of acquisition transactions, severance expenses, and other restructuring related charges.
(c)Incremental costs related to Hurricane Michael, which are recorded in cost of goods sold.
(d)Reimbursement of incremental costs related to Hurricane Michael, which is recorded in gain on insurance proceeds.

KRATON CORPORATION
RECONCILIATION OF DILUTED EARNINGS (LOSS) PER SHARE TO ADJUSTED DILUTED EARNINGS PER SHARE
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Diluted Earnings (Loss) Per Share	$(0.25)	$1.28	$6.20	$1.67
Transaction, acquisition related costs, restructuring, and other costs (a)	0.05	0.06	0.31	0.09
Disposition and exit of business activities	0.02	—	(4.94)	—
(Gain) loss on extinguishment of debt	—	—	0.34	(0.01)
Tax restructuring	(0.09)	—	(2.03)	—
Hurricane related costs (b)	—	0.22	—	0.40
Hurricane reimbursements (c)	—	(0.23)	—	(0.39)
Spread between FIFO and ECRC	0.57	0.25	0.69	0.70
Adjusted Diluted Earnings (Loss) Per Share (non-GAAP)	$0.30	$1.58	$0.57	$2.46
__________________________________________________
(a)Charges related to the evaluation of acquisition transactions, severance expenses, and other restructuring related charges.
(b)Incremental costs related to Hurricane Michael, which are recorded in cost of goods sold.
(c)Reimbursement of incremental costs related to Hurricane Michael, which is recorded in gain on insurance proceeds.

POLYMER SEGMENT RECONCILIATION OF GROSS PROFIT TO ADJUSTED GROSS PROFIT (Unaudited) (In thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Gross profit	$57,845	$78,866	$126,576	$132,752

Add (deduct):
Transaction, acquisition related costs, restructuring, and other costs	—	491	387	491
Non-cash compensation expense	114	131	285	330
Spread between FIFO and ECRC	20,575	6,749	27,320	27,964
Adjusted gross profit (non-GAAP) (a)	$78,534	$86,237	$154,568	$161,537

Sales volume (kilotons)	75.5	80.2	146.3	154.0
Adjusted gross profit per ton (a)	$1,040	$1,075	$1,056	$1,049
__________________________________________________
(a)For the three and six months ended June 30, 2020, adjusted gross profit and adjusted gross profit per ton, adjusted for the IRSA, would be $74.7 million and $147.3 million and $1,008 and $1,024, respectively.